Horizon Technology Finance Reduces Pricing

on Revolving Credit Facility to LIBOR plus 3.25%

Lowers Interest Rate by 0.75%

FARMINGTON, Conn., May 28, 2013 – Horizon Technology Finance Corporation (NASDAQ: HRZN) ("Horizon"), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries, today announced an amendment to its $75.0 million revolving credit facility (the “Credit Facility”) with Wells Fargo Capital Finance (“Wells Fargo”), part of Wells Fargo & Company (NYSE: WFC).

Effective May 1, 2013, the stated interest rate under the Credit Facility was reduced to one month LIBOR plus 3.25%, a reduction from the current interest rate of one month LIBOR plus 4.00%. The Credit Facility will continue to have a LIBOR floor of 1.00%. All other terms of the Credit Facility remain unchanged.

"We are pleased to significantly improve a key term of our credit facility with Wells Fargo," said Christopher M. Mathieu, SVP and Chief Financial Officer of Horizon. “The Credit Facility, as amended, reduces Horizon’s borrowing costs which will have a positive impact on our net income. We appreciate the ongoing support of Wells Fargo and look forward to utilizing the Credit Facility to further fund our business.”

About Horizon Technology Finance

Horizon Technology Finance Corporation is a business development company that provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon Technology Finance is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, Connecticut, with regional offices in Walnut Creek, California and Reston, Virginia, the Company is externally managed by its investment advisor, Horizon Technology Finance Management LLC. Horizon’s common stock trades on the NASDAQ Global Select Market under the ticker symbol, “HRZN.” In addition, the Company’s 7.375% Senior Notes due 2019 trade on the New York Stock Exchange under the ticker symbol “HTF.” To learn more, please visit www.horizontechnologyfinancecorp.com.

About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing, purchase order financing and channel financing to companies across the United States and Canada. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit www.wellsfargocapitalfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Michael Cimini / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	mcimini@igbir.com / lberman@igbir.com